EXHIBIT 21
                     SUBSIDIARIES OF REGISTRANT


                                             State of
Company Name                                 Incorporation
-----------------------------------------------------------

Metwest Mortgage Services, Inc.              Washington

Tall Spruce, Inc.                            Alaska

Southshore Corporation                       Hawaii

Metropolitan Ventures, Inc.                  Washington

National Systems, Inc.                       Washington

Metropolitan Financial Services, Inc.        Washington

Beacon Properties, Inc.                      Washington

Broadmoor Park - Factory Outlet, Inc.        Washington

Metropolitan Mortgage and Securities
     Company of Alaska, Inc.                 Alaska

Consumers Group Holding Co., Inc.            Washington

M.M.S.C.I.                                   Washington